UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

MAXLIFE FUND CORP.
 (Exact Name of Registrant as Specified in Charter)

Wyoming	333-138298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Sheppard Avenue East, Suite 900 North York, Ontario Canada M2N 5W9
(Address of principal executive offices) (Zip Code)

1-866-752-5557
(Registrant’s telephone number, including area code)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2008 MaxLife and Capital Growth Planning, Inc. (“CGP”) formed MaxLife-CGP Partners, LLC (the “Joint Venture”) to work together in sourcing, purchasing, and managing certain life settlement insurance policy assets for the Joint Venture.  It was MaxLife’s goal to deploy a portion of funds raised in this Preferred stock offering as a loan to the Joint Venture and through its executives and subsidary companies, would use their life settlement experience, contacts, and specialized products to source, purchase, and manage the life settlement policy assets for the Joint Venture.

On May 5, 2009, the parties mutually agreed to terminate the joint venture agreement between the parties and MaxLife-GCP Partners, LLC filed a Certificate of Cancellation in the state of California to cancel Maxlife-CGP Partners, LLC.

 Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Cancellation of Maxlife-CGP Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXLIFE FUND CORP.

Dated: July 15, 2009	By:	/s/ Bennett Kurtz
Name: Bennett Kurtz
Title: President, Chief Executive Officer, Chief Financial Officer, and Director